Exhibit 10.24

SECURED PROMISSORY NOTE

                    1.          FOR VALUE RECEIVED, Dianne Dubois, (the “Employee”), promises to repay Looksmart, Ltd. (the “Company”) the principal amount of $250,000 (the “Debt”), which Employee will receive on April 2, 2002 (the “Loan Date”) from the Company for the sole purpose of assisting Employee in the purchase of real property located at [address], as more fully described in Exhibit A hereto (the “Property”). The Debt and Employee’s obligations hereunder shall be secured by security interest in the Property as set forth in the Security Agreement attached hereto as Exhibit B.

                    2.          Maturity. The Debt shall be due and payable in full or in part, as applicable, upon the earliest to occur of: (a) 120 days after Employee’s resignation from employment with the Company; (b) 180 days after termination by the Company of Employee’s employment, provided that if at that time, the realizable post-tax gain from the stock options held by Employee is less than the amount required to repay the Debt in full, then the amount of Debt due and payable at that time shall equal the amount of the realizable post-tax gain, and the remainder of the Debt shall remain outstanding and shall mature upon the next anniversary of the Loan Date; or (c) 30 days after the closing of the sale by Employee of the Property; provided that if Employee is employed by the Company on the yearly anniversary of the Loan Date and has met or exceeded acceptable performance standards during such period, then twenty-five percent (25%) of the Debt shall be forgiven by the Company on such anniversary until the Debt is extinguished.

                    3.          Change of Control. For the purposes hereof, a “Change of Control” shall occur upon the closing of the sale of all or substantially all the assets of the Company, or the acquisition of the Company by another entity by means of consolidation or merger pursuant to which the then current stockholders of the Company shall hold less than fifty percent (50%) of the voting power of the surviving corporation; provided, however, that a reincorporation of the Company in another jurisdiction shall not constitute a Change of Control. A Change of Control in itself shall not trigger maturity of the Debt. If there is the occurrence of a Change of Control event, and Employee is terminated “without cause” by the surviving corporation, or her duties are significantly changed or reduced resulting in her voluntary termination, then any remaining Debt shall be immediately forgiven.

                    4.          Prepayment; Interest; Taxes. Prepayment of unpaid principal due under this Note may be made at any time without penalty. The loan shall bear no interest. The Company shall pay Employee an amount equal to the amount of any federal, state or local tax liability incurred by Employee in connection with imputed interest on the Debt, upon presentation by Employee of a reasonably detailed description of such taxes incurred by Employee.

                    5.          Attorney Fees. In the event of any default hereunder, Employee shall pay all reasonable attorney fees and court costs incurred by the Company in enforcing and collecting this Note.

                    6.          Severability. If, after the date hereof, any provision of this Note is held to be illegal, invalid or unenforceable under present or future laws effective during its term, such provision shall be fully severable. In lieu thereof, there shall be added a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                    7.          Waivers. Employee hereby waives presentment, notice of nonpayment, notice of dishonor, protest, demand and diligence.

                    8.          Miscellaneous. It is understood by the parties hereto that the terms of this Note, or any specific clause herein, shall not be construed against the party responsible for drafting the language in question. Any oral representations or modifications concerning this instrument shall be of no force or effect. This Note can be modified only in the form of a writing signed by the parties hereto. This Note and the rights and obligations of the parties to it, shall be governed by, and construed and interpreted in all respects in accordance with, the laws of the State of California. This Note is not transferable or assignable by Employee.

                    Executed this ___ day of April, 2002 at San Francisco, California.

/s/ Dianne Dubos
DIANNE DUBOIS